UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 4, 2008

Gold Rock Resources, Inc.

 (Exact Name of Registrant as Specified in Charter)

Nevada

 (State or Other Jurisdiction of Incorporation)

000- 52758

 (Commission File Number)

N/A

(I.R.S. Employer Identification No.)

5A-56, No.21 Building, WuYi Garden,
TongZhou District, Beijing,
China, 101100

(Address of Principal Executive Offices) (Zip Code)

86-10- 89529187

 (Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

o     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
o     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
o     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
o     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02       Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The Board of Directors ("Directors") of Gold Rock Resources, Inc., (the "Company") had appointed Mr. Zhu, YongFu as the Chairman of Directors and President of the Company, appointed Mr. Yin, TianHui as the member of Directors and Secretary of the Company; accepted resignation of Mr. Sam Wang from all positions with the Company and accepted resignation of Ms. Jean Jin from all positions with the Company, effective immediately.

Since August 2004, Mr. Yongfu Zhu was director, president and chief executive officer of APEX Pacific Investment Limited, a BVI company engaging in International investments. From 1998 to 2004, Mr. Yongfu Zhu served as education consultant and instructor for Xinjian Middle School, located in Zhejiang, China.

Since 2007, Mr. Yin served as Director, President and Chief Executive Officer for High Grow Development Corp., a BVI company specializing in International investments. Prior to joining High Grow Develop, Mr. Yin participated in various investment projects.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLD ROCK RESOURCES INC.	Date: September 4, 2008
/s/ Sam Wang	/s/ Jean Jin
Sam Wang	Jean Jin
President & Director	Secretary & Director